Exhibit 99.(16)(a)

Power of Attorney

Know all persons by these presents that the person whose signature appears below, being a director or officer of The Prudential Insurance Company of America (“Prudential”), constitutes and appoints Claudia Digiacomo, Melissa A. Gonzalez, Patrick McGuinness, and Debra Rubano, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission (the “Commission”), in connection with any registration statement on Form N-14 and any amendment thereto (including pre- and post-effective amendments) relating to the restructuring of each of The Prudential Variable Contract Account-2 (Reg. No. 811-01612) and The Prudential Variable Contract Account-10 (Reg. 811-03421) from a management investment company to a unit investment trust, and to file the same, with all exhibits thereto, with the Commission.

In witness whereof, I have hereunto set my hand this 10th day of August, 2022.

/s/ Robert D. Axel
Robert D. Axel Controller, Principal Accounting Officer and Senior Vice President

/s/ Thomas J. Baltimore
Thomas J. Baltimore Director

/s/ Gilbert F. Casellas
Gilbert F. Casellas Director

/s/ Robert M. Falzon
Robert M. Falzon Vice Chairman and Director

/s/ Martina Hund-Mejean
Martina Hund-Mejean Director

/s/ Wendy E. Jones
Wendy E. Jones Director

/s/ Karl J. Krapek
Karl J. Krapek Director

/s/ Peter R. Lighte
Peter R. Lighte Director

/s/ Charles F. Lowrey
Charles F. Lowrey Chairman of the Board, Director, President and Chief Executive Officer

/s/ George Paz
George Paz Director

/s/ Sandra Pianalto
Sandra Pianalto Director

/s/ Christine A. Poon
Christine A. Poon Director

/s/ Douglas A. Scovanner
Douglas A. Scovanner Director

/s/ Kenneth Y. Tanji
Kenneth Y. Tanji Chief Financial Officer and Executive Vice President

/s/ Michael A. Todman
Michael A. Todman Director